UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2014

Genesee & Wyoming Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31456	06-0984624
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 West Avenue, Darien, Connecticut		06820
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 202-8900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2014 annual meeting of stockholders of Genesee & Wyoming Inc. (the “Company”) was held on May 21, 2014. The stockholders considered three proposals, each of which is described in more detail in the Company’s proxy statement, dated April 7, 2014, for its 2014 annual meeting of stockholders (the “Proxy Statement”). As set forth in the Proxy Statement, there were 52,081,437 shares of Class A common stock and 1,608,989 shares of Class B common stock outstanding as of the close of business on the record date. A total of 49,572,889 shares of Class A common stock, or 95.2%, were present in person or by proxy at the annual meeting. A total of 1,545,882 shares of Class B common stock, or 96.1%, were present in person or by proxy at the meeting. The holders of the Company’s Class A common stock are entitled to one vote for each share of Class A common stock held and the holders of the Company’s Class B common stock are entitled to ten votes for each share of Class B common stock held. The final voting results for each matter submitted to a vote of stockholders at the annual meeting are as follows:

Proposal 1: Election of Directors. The stockholders voted to elect the following individuals as Class III directors of the Company, each for a three-year term expiring in 2017, or until their successors have been duly elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Mortimer B. Fuller III	59,891,580	1,698,925	3,441,154
John C. Hellmann	60,825,386	765,119	3,441,154
Robert M. Melzer	60,560,419	1,030,086	3,441,154

Directors whose terms of office continued after the annual meeting are: Richard H. Allert, Richard H. Bott, Øivind Lorentzen III, Michael Norkus, Ann N. Reese, Philip J. Ringo and Mark A. Scudder.

Proposal 2: Advisory Vote on Executive Compensation. The stockholders approved a non-binding, advisory vote on the compensation of our named executive officers as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
60,153,580	1,291,116	145,809	3,441,154

Proposal 3: Ratification of PricewaterhouseCoopers LLP as independent registered public accounting firm. The selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified as follows:

Votes For	Votes Against	Abstentions
64,550,316	418,606	62,737

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESEE & WYOMING INC.

Date: May 27, 2014	By:	/s/ Allison M. Fergus
	Name:	Allison M. Fergus
	Title:	General Counsel & Secretary